UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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200 Liberty Street, 14th Floor
New York, New York 10281
April 30, 2019
Dear Stockholder:
It is my pleasure to cordially invite you to attend TerraForm Power, Inc.’s 2019 Annual Meeting of Stockholders. The meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/TERP19 on May 23, 2019 at 3:30 p.m., Eastern Time.
Details regarding attendance at the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Your vote is important. At the meeting, stockholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the attached Proxy Statement. A copy of TerraForm Power, Inc.’s 2018 Annual Report to Stockholders is enclosed for your review and is also available on our website at www.terraformpower.com.
Thank you for supporting TerraForm Power, Inc.

Sincerely,
/s/ Brian Lawson
Chair of the Board

200 Liberty Street, 14th Floor
New York, New York 10281
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	May 23, 2019 at 3:30 p.m., Eastern Time

Place	Virtually, via live webcast at www.virtualshareholdermeeting.com/TERP19.

Items of Business	Proposal No. 1: Election of directors.
Proposal No. 2: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019.
Proposal No. 3: Ratification, on a non-binding, advisory basis, of the compensation paid to our named executive officers.

To transact any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Record Date	You are entitled to vote at the Annual Meeting and at any adjournments or postponements thereof if you were a stockholder of record at the close of business on May 1, 2019.

Voting
Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. You may vote by either marking, signing and returning the enclosed proxy card or using telephone or internet voting, if available. For specific instructions on voting, please refer to the instructions on your enclosed proxy card.

Internet Availability of Proxy Materials
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 23, 2019. TerraForm Power, Inc.’s Proxy Statement and 2018 Annual Report to Stockholders are available at: www.terraformpower.com.

By Order of the Board of Directors,

April 30, 2019
New York, New York	/s/ Brian Lawson
Chair of the Board

TABLE OF CONTENTS

PROXY STATEMENT	1
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	2
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	7
DIRECTOR COMPENSATION	13
EXECUTIVE OFFICER COMPENSATION	14
REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS	17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	18
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	20
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	24
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	25
PROPOSAL 1 ELECTION OF DIRECTORS	26
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019	28
PROPOSAL 3 NON-BINDING ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	30
ADDITIONAL INFORMATION	31
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 23, 2019	32
OTHER MATTERS	33

i

200 Liberty Street, 14th Floor
New York, New York 10281

PROXY STATEMENT
The board of directors (the “Board”) of TerraForm Power, Inc. (the “Company,” “TerraForm Power,” “we,” “us” or “our”) is soliciting your proxy to vote at the 2019 Annual Meeting of Stockholders to be held on May 23, 2019, at 3:30 p.m., Eastern Time, and any adjournment or postponement of that meeting (the “Annual Meeting”). The Annual Meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/TERP19. The mailing of this Proxy Statement and the accompanying proxy card, Notice of Annual Meeting of Stockholders and the 2018 Annual Report to Stockholders (the “Annual Report”) will commence on or about May 2, 2019, to stockholders of record as of May 1, 2019 (the “Record Date”).

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
Q:    Why am I receiving these materials?

A:
We are providing these proxy materials to you in connection with the solicitation, by the Board, of proxies to be voted at our Annual Meeting and at any adjournments or postponements thereof. You are receiving this Proxy Statement because you were a TerraForm Power stockholder as of the close of business on the Record Date. This Proxy Statement provides notice of the Annual Meeting, describes the three proposals presented for stockholder action and includes information required to be disclosed to stockholders.

Q:    How do I obtain electronic access to the proxy materials?

A:
This Proxy Statement and the Annual Report are available on our website at www.terraformpower.com. If you hold your shares in your name as a stockholder of record, you may elect to receive future annual reports or proxy statements electronically by so indicating on your proxy card. If you are a beneficial owner whose shares are held in street name, you should contact your broker, bank or other nominee for information regarding electronic delivery of proxy materials.

An election to receive proxy materials electronically will remain in effect for all future annual meetings unless revoked. Stockholders requesting electronic delivery may incur costs, such as telephone and internet access charges, that must be borne by the stockholder.
Q:    What do I need to do in order to be able to attend the Annual Meeting online?

A:
TerraForm Power will be hosting the virtual Annual Meeting via live webcast only. Any stockholder can attend the virtual Annual Meeting live online at www.virtualshareholdermeeting.com/TERP19. The webcast will start at 3:30 p.m., Eastern Time on May 23, 2019. Stockholders may vote and submit questions while attending the virtual Annual Meeting online. In order to be able to enter the virtual Annual Meeting, you will need the control number, which is included on your proxy card if you are a stockholder of record or included with your voting instruction form that you received from your broker, bank or other nominee if you hold your shares in street name. Instructions on how to attend and participate online are also posted at www.proxyvote.com.

Q:    What proposals will be voted on at the Annual Meeting?
A:    There are three proposals scheduled to be voted on at the Annual Meeting:

•	Election of directors;

•	Ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019; and

•	Approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers.
Q:    What are the Board's voting recommendations?
A:    Our Board recommends that you vote your shares:

•
“FOR” the election of Brian Lawson, Carolyn Burke, Christian S. Fong, Harry Goldgut, Richard Legault, Mark McFarland and Sachin Shah to serve on our Board until our next annual meeting or special meeting at which directors are to be elected;

•	“FOR” the ratification of the appointment of Ernst and Young LLP as our independent registered public accounting firm for fiscal year 2019; and

•	“FOR” the approval, on a non-binding, advisory basis, of the compensation to be paid to our named executive officers.

Q:    Who is entitled to vote?

A:	All shares owned by you as of the Record Date, which is the close of business on May 1, 2019, may be voted by you. These shares include shares that are:

•	held directly in your name as the stockholder of record; and

•	held for you in street name as the beneficial owner through a broker, bank or other nominee.
Approximately 209,141,720 shares of the Company's Class A common stock were outstanding as of April 15, 2019, and we do not expect this number to change materially as of the Record Date.
Q:    What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to certain officers of TerraForm Power or to vote in person at the virtual Annual Meeting. We have enclosed or sent a proxy card for you to use. You may also vote on the internet or by telephone, as described below under the heading “How do I vote my shares?”
Beneficial Owner. If your shares are held in an account at a brokerage firm, bank or other nominee, you are considered the beneficial owner of shares held in street name, and a voting instruction form, together with these proxy materials, will be forwarded to you by that organization instead of us. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares, and you are also invited to attend the virtual Annual Meeting.
Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the virtual Annual Meeting unless you obtain a “legal proxy” from the broker, bank, or other nominee that is the stockholder of record of your shares giving you the right to vote the shares at the virtual Annual Meeting. If you do not wish to vote in person or you will not be attending the virtual Annual Meeting, you may vote by proxy. You may vote by proxy over the internet or by telephone, as described below under the heading “How do I vote my shares?”
Q:    How do I vote my shares?

A:	Whether you hold your shares directly as the stockholder of record or beneficially own your shares in street name, you may vote by one of the following methods:
Vote by Internet
Before The Meeting - Go to the website listed on your proxy card or voting instruction form and follow the instructions therein. You will need the control number included on your proxy card or voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/TERP19
Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the virtual Annual Meeting, you may still attend and vote at the virtual Annual Meeting. In such case, your previously submitted proxy will be disregarded. If we receive your signed proxy card, or your vote by Internet or phone before the virtual Annual Meeting, we will vote your shares as you direct.
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, please refer to the voting instruction form provided with these proxy materials from that organization. To vote online during the virtual Annual Meeting, you must obtain a valid legal proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
Vote by Phone
Dial the number listed on your proxy card or your voting instruction form. You will need the control number included on your proxy card or voting instruction form.
Vote by Mail
Complete and sign your proxy card or voting instruction form and return it in the enclosed postage-paid envelope or mail it to the address provided therein.
If you vote on the internet or by telephone, you do not need to return your proxy card or voting instruction form. Internet and telephone voting for stockholders will be available 24 hours a day, and will close at 11:59 P.M., Eastern Time, on May 22, 2019.
Q:    What is the quorum requirement for the Annual Meeting?

A:
A quorum is necessary to hold a valid Annual Meeting. A quorum exists if the holders of a majority in voting power of our capital stock issued and outstanding and entitled to vote thereat are present in person or represented by proxy. Abstentions and broker non-votes are counted as present for determining whether a quorum exists. A broker non-vote occurs when an intermediary holding shares for a beneficial owner does not vote on a particular proposal because the intermediary does not have discretionary voting power for that particular proposal and has not received specific voting instructions from the beneficial owner.

Q:    What happens if I do not give specific voting instructions?

A:
Stockholder of Record. If you are a stockholder of record and you submit a signed proxy card or submit your proxy by telephone or the internet, but do not specify how you want to vote your shares on a particular proposal, then the proxy holders will vote your shares in accordance with the recommendations of the Board on all matters described in this Proxy Statement. With respect to any other matters properly presented for a vote at the Annual Meeting, the proxy holders will vote your shares in accordance with their best judgment.

Beneficial Owners. If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under applicable rules of the New York Stock Exchange, the broker, bank or other nominee that holds your shares may generally vote on routine matters, such as the ratification of the appointment of our independent registered public accounting firm, but cannot vote on non-routine matters such as the election of directors or the non-binding, advisory vote on the compensation paid to our named executive officers. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee that holds your shares will inform the inspector of election that it does not have the discretionary authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” Therefore, we urge you to give voting instructions to your broker. Shares represented by such broker non-votes will be counted in determining whether there is a quorum. Because broker non-votes are not considered entitled to vote, they will have no effect on the outcome other than reducing the number of shares present in person or by proxy and entitled to vote from which a majority is calculated.
Q:    What is the voting requirement to approve each of the proposals?

A:
Seven directors have been nominated for election at the Annual Meeting. Each director will be elected by an affirmative vote of the majority of votes cast in the election of directors at the Annual Meeting, either in person or represented by properly authorized proxy; provided that, if the number of director nominees at the Annual Meeting exceeds the number of directors to be elected, then each director shall be elected by a plurality of the votes cast. This means that the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” such nominee. However, if there are more than seven nominees at the Annual Meeting, the seven nominees who receive the largest number of “FOR” votes cast will be elected as directors. Stockholders cannot cumulate votes in the election of directors. Pursuant to our Certificate of Incorporation, abstentions and broker non-votes will have no effect on this proposal.

As of the Record Date, Orion US Holdings 1 LP (“Orion Holdings”) and BBHC Orion Holdco L.P. (“BBHC Orion”), both controlled affiliates of our sponsor, Brookfield Asset Management Inc. (“Brookfield” and, together with Orion Holdings and BBHC Orion, the “Sponsor Group”), together held approximately 65% of the outstanding shares of our Class A common stock. With respect to the stockholder election of our three independent directors (Ms. Burke and Messrs. Fong and McFarland), the Sponsor Group is required by our Certificate of Incorporation to vote (or abstain from voting) its shares of Class A common stock in the same proportion as all other shares of Class A common stock that are voted (or abstained from voting) by stockholders other than the Sponsor Group (the “Non-Sponsor Shareholders”) at the Annual Meeting. This means that, with respect to the election of Ms. Burke and Messrs. Fong and McFarland, the number of votes by the Non-Sponsor Shareholders “FOR” must exceed the number of votes “AGAINST” each of Ms. Burke and Messrs. Fong and McFarland by the Non-Sponsor Shareholders. However, if there are more than three independent director nominees at the Annual Meeting, the three independent nominees who receive the largest number of “FOR” votes cast by the Non-Sponsor Shareholders will be elected as directors.
The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority in the voting power of shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. An abstention will have the same effect as a vote “AGAINST” the ratification of the appointment of our independent registered public accounting firm. Any broker, bank or other nominee that holds your shares may vote on this proposal even without instruction from you and therefore broker non-votes will have no effect on the outcome of this proposal.
The non-binding, advisory vote on the compensation paid to our named executive officers requires the affirmative vote of a majority in voting power of shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. As an advisory vote, the proposal to approve the compensation of our named executive officers is not binding on us. However, the Nominating and Corporate Governance Committee of the Board (the “Governance Committee”), which is responsible for designing and administering our executive compensation programs, and the Board, value the opinions expressed by our stockholders and will consider the results of the vote when making future compensation decisions. An abstention will have the same effect as a vote “AGAINST” the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers. Broker non-votes will have no effect on the outcome of this proposal.
Q:    What does it mean if I receive more than one proxy card or voting instruction form?

A:	It means your shares may be registered differently or are in more than one account. Please provide voting instructions for all proxy cards and voting instruction forms you receive.
Q:    Who will count the vote?

A:	A representative of Broadridge Financial Solutions, Inc. (“Broadridge”) will tabulate the votes and act as the inspector of election.
Q:    Can I revoke my proxy or change my vote?

A:	Yes. You may revoke your proxy or change your voting instructions at any time prior to the vote at the Annual Meeting by:

•	providing written notice to our Secretary;

•	delivering a valid, later-dated proxy or a later-dated vote on the internet or by telephone; or

•	attending the virtual Annual Meeting and voting online during the meeting.
Please note that your attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. Shares held in street name may be voted by you at the virtual Annual Meeting only if you obtain a legal proxy from your broker, bank or other holder of record giving you the right to vote the shares.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:
TerraForm Power will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic and facsimile transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition, we may reimburse the transfer agent, brokerage firms and other persons representing beneficial owners of shares of TerraForm Power’s common stock for their expenses in forwarding solicitation material to such beneficial owners.

Q:    Where may I request an additional copy of this Proxy Statement or the Annual Report?

A:
Any stockholder who wishes to receive an additional copy of this Proxy Statement or of the Annual Report without charge may (i) call us at (646) 992-2400 or (ii) mail a request to: TerraForm Power, Inc., 200 Liberty Street, 14th Floor, New York, NY 10281, Attention: Secretary, and we will send the requested materials to you. You may also obtain the Annual Report, as well as this Proxy Statement, on the SEC’s website at www.sec.gov, or on our website at www.terraformpower.com.

Q:	Is my vote confidential?

A:
Yes. We encourage stockholder participation in corporate governance by ensuring the confidentiality of stockholder votes. We have designated Broadridge to receive and tabulate stockholder votes. Your vote on any particular proposal will be kept confidential and will not be disclosed to us or any of its officers or employees unless (i) disclosure is required by applicable law, (ii) disclosure of your vote is expressly requested by you or (iii) we conclude in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. However, aggregate vote totals will be publicly announced at the Annual Meeting, and we will disclose the voting results in a Current Report on Form 8-K within four business days of the Annual Meeting.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Corporate Governance and Management
We have a single class of shares worth one vote each. The size of our Board is currently set at seven members, of whom four are designated by Brookfield and three are independent. Under the terms of our sponsorship arrangements, Brookfield appoints our Chief Executive Officer, Chief Financial Officer and General Counsel. These three executive officers are not employees of the Company and their services are provided under a management services agreement with Brookfield and certain of its affiliates. Please see the section titled “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS” below for additional information.
Biographical Information of Our Directors
Below is a list of names, ages and a brief account of the business experience of persons who serve, or have been nominated to serve, as our directors.

Name	Age	Position
Brian Lawson	59	Chair
Carolyn Burke	51	Independent Director
Christian S. Fong	42	Independent Director; Audit Committee Chair
Harry Goldgut	63	Director; Governance Committee Chair
Richard Legault	60	Director
Mark McFarland	49	Independent Director; Conflicts Committee Chair
Sachin Shah	42	Director
Brian Lawson, Chair of the Board
Mr. Lawson joined the Board of the Company in October 2017. He is a Managing Partner of Brookfield and has served as the Chief Financial Officer of Brookfield since 2002. As Chief Financial Officer he is responsible for Brookfield’s global finance, treasury and risk management functions. He also sits on a number of its investment committees. Since joining Brookfield in 1988, Mr. Lawson has held a number of senior management positions in Brookfield’s investment and finance operations before assuming his current role. Mr. Lawson was named Canada’s CFO of the Year in 2013 by PricewaterhouseCoopers, Financial Executives International Canada and Robert Half International. Mr. Lawson is a member of the Governing Council of the University of Toronto. He and his wife are involved in several philanthropic efforts focused on reducing the adverse impact of food systems on human wellbeing and environmental stewardship through improved nutrition and agricultural practices; these include the Lawson Centre for Child Nutrition at the University of Toronto, Heart and Stroke Canada and Community Food Centers Canada, of which Mr. Lawson is a director. We believe that Mr. Lawson’s extensive investment and finance experience makes him well qualified to serve as a member of our Board.
Carolyn Burke, Independent Director
Ms. Burke joined the Board of the Company in May 2018. Ms. Burke is the Chief Financial Officer of the Chevron Phillips Chemical Company, and has served in that role since February 2019. Prior to this role, Ms. Burke worked at Dynegy Inc. from 2011 until 2018, most recently serving as Executive Vice President of Strategy and Administration, where she had oversight over the company’s strategic planning and M&A activities, human resources and information technology. While at Dynegy, Ms. Burke also served in a variety of other executive roles, including Executive Vice President of Business Operations and Systems (including engineering, safety and environmental, supply chain and information technology), Chief Integration Officer and Chief Administration Officer, where she was responsible for investor relations, communications, regulatory affairs, information technology and human resources. From 2008 to 2011, Ms. Burke served as Global Controller for the Investment Bank, Global Commodities division of JPMorgan Chase. From 2004 to 2008, Ms. Burke worked at NRG Energy as Vice President and Corporate Controller and Executive Director of Financial Planning and Analysis. Ms. Burke holds an MBA in Finance and Strategic Planning from the Booth Graduate School of Business of the University of Chicago and a Bachelor of Arts Degree in Economics and Political Science from Wellesley College. We believe Ms. Burke’s experience as an executive officer of the companies described above makes her well qualified to serve as a member of our Board.

Christian S. Fong, Independent Director and Audit Committee Chair
Mr. Fong joined the Board of the Company in February 2017. Since 2017, Mr. Fong has served as the Co-Chairman, President and Chief Executive Officer of Spruce Finance, Inc., a leading owner and operator of residential solar PV systems.  He has also served as the Managing Partner of Fong Management L.L.C. since 2008, where he serves as an executive consultant to real asset, cleantech and financial services firms. Mr. Fong co-founded Renewable Energy Trust Capital (“RET”) in 2010 and served in multiple executive roles through 2016, including as RET’s Chief Operating Officer, Chief Investment Officer and Chief Financial Officer and also as a Director of RET. Prior to founding RET, Mr. Fong was a Managing Director and Head of Real Estate Capital Markets at AEGON / Transamerica and previously served as CEO of Corridor Recovery, Inc., as a consultant at McKinsey & Company, and as a candidate for Governor of Iowa. Mr. Fong holds an M.B.A. with High Distinction from Dartmouth College’s Tuck School of Business, and a B.S. in Statistics, summa cum laude, from Creighton University. He has earned the CFA and CCIM designations.  We believe Mr. Fong’s extensive industry experience makes him well qualified to serve as a member of our Board.
Harry Goldgut, Director and Governance Committee Chair
Mr. Goldgut joined the Board of the Company in October 2017. He is Vice Chair of Brookfield's Renewable Group and Brookfield's Infrastructure Group and provides strategic advice related to Brookfield's open-end Infrastructure Fund. Mr. Goldgut sits on the board of Isagen, the third largest power company in Colombia, and TransAlta Corporation ("TransAlta"), the owner and operator of a diverse fleet of electrical power generation assets in Canada, the United States and Australia. From 2015 to 2017, Mr. Goldgut served as the Executive Chairman of Brookfield’s infrastructure and renewable power groups. Mr. Goldgut, who has been with Brookfield since 1997, led the expansion of Brookfield’s renewable power and utilities operations, with primary responsibilities for strategic initiatives and senior regulatory relationships. He has played a role in the restructuring of the electricity industry in Ontario, Canada, as a member of several governmental committees, including the Electricity Market Design Committee, the Minister of Energy’s Advisory Committee, the Clean Energy Task Force, and the Ontario Energy Board Chair’s Advisory Roundtable. Mr. Goldgut attended the University of Toronto and holds an LL.B from Osgoode Hall Law School of York University.  We believe Mr. Goldgut’s extensive experience in renewable power makes him well qualified to serve as a member of our Board.
Richard Legault, Director
Mr. Legault joined the Board of the Company in October 2017. He is Vice Chair of Brookfield. From 2015 to 2017, Mr. Legault served as the Executive Chairman of Brookfield’s Renewable Power Group. Mr. Legault sits on several boards for the Brookfield group, including that of Isagen, the third largest power company in Colombia, and Westinghouse Corporation, one of the largest nuclear technology and services companies globally. He also sits on the board of TransAlta, the owner and operator of a diverse fleet of electrical power generation assets in Canada, the United States and Australia. From 1999 until 2015, Mr. Legault served as the Chief Executive Officer of Brookfield Renewable Partners.  He has been instrumental in the development and continued growth of Brookfield’s renewable business, which is now well established in North America, South America, Europe and Asia. Mr. Legault was Chief Financial Officer of Brookfield from 2000 to 2001, and in his 28 years with Brookfield has held several senior positions in operations, finance and corporate development. Mr. Legault also serves as Chair of the Board of Force Avenir Inc. and as a Director of the Force Avenir Foundation, a non-profit organization that promotes student engagement and perseverance in schools and universities across the Province of Quebec, Canada.  We believe Mr. Legault’s extensive experience in renewable power makes him well qualified to serve as a member of our Board.
Mark McFarland, Independent Director and Conflicts Committee Chair
Mr. McFarland joined the Board of the Company in October 2017. Since December 2018, Mr. McFarland has served as the Executive Chairman of GenOn Energy, Inc. (“GenOn”), and previously served as President and Chief Executive Officer of GenOn from April 2017 until December 2018. Mr. McFarland also previously served as Chief Executive Officer of Luminant, a subsidiary of Energy Future Holdings, from 2013 to 2016. From 2008 to 2013, Mr. McFarland served in a dual role as Chief Commercial Officer of Luminant and Executive Vice President, Corporate Development and Strategy, of Energy Future Holdings. From 1999 to 2008, Mr. McFarland served in various roles at Exelon Corporation, including most recently as Senior Vice President, Corporate Development from 2005 to 2008 and Vice President, Exelon Generation from 2003 to 2005. Mr. McFarland has more than 25 years of experience and has held numerous executive positions with a broad range of responsibilities including operations, finance, commodity risk management and mergers and acquisitions. We believe Mr. McFarland’s experience as a director or executive officer of the companies described above makes him well qualified to serve as a member of our Board.
Sachin Shah, Director

Mr. Shah joined the Board of the Company in October 2017. He is a Managing Partner of Brookfield and has served as Chief Executive Officer of Brookfield Renewable Partners since August 2015. Mr. Shah joined Brookfield in 2002 and has held a variety of senior finance roles across the organization, including as Chief Financial Officer of Brookfield Renewable Partners from 2011 to 2015. During his time with Brookfield, Mr. Shah has been instrumental in growing the platform into a global business diversified across multiple technologies. He is on the board of the Ryerson University Brookfield Institute for Innovation and Entrepreneurship. Mr. Shah holds a Bachelor of Commerce degree from the University of Toronto. He is a member of the Chartered Professional Accountants of Canada. We believe Mr. Shah’s extensive experience in renewable power and finance makes him well qualified to serve as a member of our Board.
Board Leadership Structure
The Board is responsible for, among other things, overseeing the conduct of our business, reviewing and, where appropriate, approving our long-term strategic, financial and organizational goals and plans, and reviewing the performance of our chief executive officer and other members of senior management. Our Board conducts an annual self-evaluation, which includes a review of any areas in which the Board or management believes the Board can make a better contribution to our corporate governance, as well as a review of the committee structure and an assessment of the Board’s compliance with corporate governance principles. In fulfilling the Board’s responsibilities, directors have full access to our management and independent advisors.
Mr. Lawson serves as Chair of the Board and Mr. John Stinebaugh serves as Chief Executive Officer of the Company. As Chief Executive Officer, Mr. Stinebaugh is responsible for executing the Company’s business strategy. The Board believes that its leadership structure, which separates the Chair and Chief Executive Officer roles, is appropriate at this time in light of the Company’s business and operating environment. This division of authority and responsibilities also allows our Chief Executive Officer to focus his time on our daily operations. The Board may modify this structure to best address our circumstances for the benefit of its stockholders when appropriate.
Independence of the Board
For purposes of the applicable Nasdaq rules, we are a “controlled company.” Controlled companies under those rules are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. Brookfield controls more than 50% of the combined voting power of our common stock and, as a result, has and will continue to have the right to designate a majority of the members of our Board for nomination for election and the voting power to elect such directors.
Specifically, as a controlled company, we are not required to have (i) a majority of independent directors, (ii) a nominating/corporate governance committee, (iii) a compensation committee or (iv) an annual performance evaluation of the nominating/corporate governance and compensation committee. We currently rely on the exceptions with respect to establishing a compensation committee and annual performance evaluations of such committee. Accordingly, our stockholders do not have the same protections afforded to stockholders of companies that are subject to all of the applicable stock exchange rules. The controlled company exemption does not modify the independence requirements for the Audit Committee, and we comply with the requirements of the Sarbanes-Oxley Act and the applicable Nasdaq rules, which require that our Audit Committee be composed of at least three members, each of whom is independent. In addition, we maintain a Conflicts Committee which is comprised of three independent directors and a Governance Committee which is comprised of a majority of independent directors.
The Board has determined that each of Ms. Burke and Messrs. Fong and McFarland qualify as independent directors according to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and Nasdaq.
Information regarding the Board and its Committees
The standing committees of our Board consists of an Audit Committee, a Nominating and Corporate Governance Committee and a Conflicts Committee. Our Board may establish other committees as it deems necessary or appropriate from time to time. Each committee reports to the Board as it deems appropriate and as the Board may request. The composition, duties and responsibilities of these committees are set forth below. The following table provides the current membership and fiscal year 2018 meeting information for each committee of the Board.

Name	Audit Committee	Conflicts Committee	Governance Committee
Brian Lawson	-	-	-
Carolyn Burke	Member	Member	-
Christian S. Fong	Chair	Member	Member
Harry Goldgut	-	-	Chair
Richard Legault	-	-	-
Mark McFarland	Member	Chair	Member
Sachin Shah	-	-	-
Total meetings held in fiscal year 2018	10	23	8
The Board met 10 times and took action by unanimous written consent 6 times during 2018. Each incumbent board member attended at least 75% of the meetings of the board and applicable committees held in fiscal 2018 during the period for which such member was a director and/or committee member.
Directors are invited and encouraged to attend the Company’s annual meeting of stockholders. A director who is unable to attend the Company’s annual meeting of stockholders (which it is understood will occur on occasion) is expected to notify the Chair of the Board in advance of the meeting. All members of the Board attended the May 23, 2018 annual meeting of stockholders.
Below is a description of each committee of the Board:
Audit Committee
The Audit Committee is responsible for, among other matters: (i) appointing, retaining and evaluating our independent registered public accounting firm and approving all services to be performed by it, (ii) overseeing our independent registered public accounting firm’s independence, experience, qualifications and performance, (iii) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC, (iv) reviewing and monitoring our critical accounting policies and practices, financial and accounting controls and compliance with legal and regulatory requirements, and (v) reviewing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
Our Audit Committee consists of Ms. Burke and Messrs. Fong and McFarland. The Board has determined that each of Ms. Burke and Messrs. Fong and McFarland qualify as independent directors according to the rules and regulations of the SEC and the Nasdaq with respect to audit committee membership. The Board has also determined that Ms. Burke and Mr. Fong each qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Mr. Fong has been designated as the chair of the Audit Committee. Our Board has adopted a written charter for the Audit Committee, which is available on our corporate website, www.terraformpower.com.
Conflicts Committee
Our Conflicts Committee is responsible for, among other matters: (i) reviewing and approving material transactions, and matters in which a conflict of interest exists, between the Company and any affiliated parties, on the one hand, and Brookfield and certain of its affiliates, on the other hand, (ii) reviewing and recommending structures and procedures designed to facilitate the Board’s independence from Brookfield and certain of its affiliates and (iii) supervising any changes in fees paid to Brookfield and certain of its affiliates as service providers (“Service Providers”).
Our Conflicts Committee consists of Ms. Burke and Messrs. Fong and McFarland. The Board has determined each of Ms. Burke and Messrs Fong and McFarland qualify as independent directors according to the rules and regulations of the SEC and the Nasdaq. Mr. McFarland has been designated as the chair of the Conflicts Committee. Our Board has adopted a written charter for the Conflicts Committee, which is available on our corporate website, www.terraformpower.com.
Nominating and Corporate Governance Committee
As a controlled company, we are not required to establish a compensation or nominating/corporate governance committee under the Nasdaq rules. While the Company remains able to rely upon such exceptions, in October 2017, the Board created the Governance Committee.

The Governance Committee is responsible for, among other matters: (i) considering and submitting recommendations for filling Board vacancies, (ii) reviewing the Company’s overall approach to corporate governance, (iii) reviewing and accessing the Company’s enterprise risk management program and policies, (iv) reviewing and reporting on the performance of the Board, (v) reviewing proposed material related-party transactions and situations involving potential conflicts of interest that are not required to be reviewed by the Conflicts Committee, (vi) establishing a process for reviewing the performance and overseeing the evaluation of Service Providers, (vii) discharging the responsibility of the Board with respect to the Company’s incentive compensation plans and equity-based plans, and (viii) preparing an annual Compensation Committee Report, if required by applicable SEC rules.
In considering and submitting recommendations for filling Board vacancies, the Governance Committee considers an individual’s business experience and specific areas of expertise, personal and professional ethics and values and commitment to advancing the best interest of the Company. The Governance Committee also considers the need for the Board to have a diversity of perspectives.
The Governance Committee’s process for identifying and evaluating director nominees may include consultation with all directors, solicitation of proposed nominees from all directors, the engagement of one of more professional search firms (if deemed appropriate) and interviews with prospective nominees. The Governance Committee also considers nominations by stockholders who recommend candidates for election to the Board. A stockholder seeking to recommend a prospective candidate for the Governance Committee’s consideration may do so by writing the Secretary, at TerraForm Power, Inc., 200 Liberty Street, 14th Floor, New York, New York 10281, and by following the requirements to submit nominees discussed under the section titled “Stockholder Proposals and Nominations.”
The Governance Committee consists of Messrs. Goldgut, Fong and McFarland. The Board has determined that each of Messrs. Fong and McFarland qualify as independent directors according to the rules and regulations of the SEC and Nasdaq. Mr. Goldgut has been designated as the chair of the Governance Committee. Our Board has adopted a written charter for the Governance Committee, which is available on our corporate website, www.terraformpower.com.
Governance Committee Interlocks and Insider Participation
None.
Risk Oversight Management
The Board oversees the risk management activities designed and implemented by our management. Our senior management is responsible for assessing and managing our risks on a day-to-day basis. The Board executes its oversight responsibility for risk management both directly and through its committees. The full Board considers specific risk topics, including risks associated with our strategic plan, business operations and capital structure. In addition, the Board receives detailed regular reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.
The Board has delegated to the Governance Committee oversight of our risk management process. Our Governance Committee oversees and reviews with management our policies with respect to risk assessment and risk management and our significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures. Our Board oversees risk related to compensation policies. Our Audit Committee and Conflicts Committee also considers and addresses risk as they perform their respective committee responsibilities. Both standing committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.
Stockholder Communications with our Board
Stockholders and interested parties may communicate with our Board by sending correspondence to the Board, a specific committee of our Board or a director c/o our Secretary, at TerraForm Power, Inc., 200 Liberty Street, 14th Floor, New York, New York 10281.
Our Secretary reviews all communications to determine whether the contents include a message to a director and will provide a summary and copies of all correspondence (other than solicitations for services, products or publications) to the applicable director or directors at each regularly scheduled meeting. Our Secretary will alert individual directors to items that warrant a prompt response from the individual director prior to the next regularly scheduled meeting. Items warranting prompt response, but not addressed to a specific director, will be routed to the applicable committee chair.

Code of Business Conduct and Ethics
Our Board has adopted a Code of Business Conduct and Ethics (“Code of Conduct”) that applies to all of our directors, officers, and employees, including our Chief Executive Officer and our Chief Financial Officer. Our Code of Conduct includes a conflicts of interest policy and is available on our website at www.terraformpower.com. If we amend or grant a waiver of one or more of the provisions of our Code of Conduct, we intend to satisfy the requirements under SEC and Nasdaq rules regarding the disclosure of amendments to or waivers from provisions of our Code of Conduct by posting the required information on our website.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, certain officers, and holders of more than 10% of our Common Stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.
Based solely upon a review of Forms 3, 4 and 5 and any amendments thereto furnished to us and written representations provided to us by all of our directors and officers and certain of our greater than 10% stockholders, we believe that during the year ended December 31, 2018, our directors, officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements, except for one transaction for the purchase of 8,100 shares of common stock of the Company that was reported late on Form 4 for John Stinebaugh, which was filed on February 22, 2018.

DIRECTOR COMPENSATION
Our directors who are not officers or employees of the Company or Brookfield are entitled to compensation for their service as “non-employee directors” as set by our Board upon the recommendation of our Governance Committee. As determined by our Board upon the recommendation of our Governance Committee, our non-employee directors are entitled to the following fees for their service on our Board and its committees:

•	$150,000 annual cash retainer for each non-employee director, payable on a pro-rated quarterly basis;

•	$20,000 additional annual cash retainer for the Chair of the Audit Committee, payable on a pro-rated quarterly basis; and

•	$20,000 additional annual cash retainer for the Chair of the Conflicts Committee, payable on a pro-rated quarterly basis.
Each member of our Board will be indemnified for actions associated with being a director to the fullest extent permitted under Delaware law.
2018 Director Compensation
The following table sets forth information about the compensation of each of our non-employee directors during the 2018 fiscal year. Messrs. Goldgut, Lawson, Legault and Shah are employees of Brookfield and did not receive any additional compensation for their service on the Board in 2018.

Name	Fees Earned or Paid in Cash	Total
Carolyn Burke(1)	$112,500	$112,500
Christian S. Fong	$170,000	$170,000
Mark McFarland	$170,000	$170,000
Bruce Williamson(2)	$31,250	$31,250
———
(1)Ms. Burke was elected to the Board by the Company’s shareholders, effective as of May 23, 2018.
(2)Mr. Williamson was appointed to the Board effective as of February 5, 2018, but did not stand for reelection at the Company’s 2018 annual meeting of shareholders.

Director Equity Outstanding at Fiscal Year-End
None of our non-employee directors held any unvested equity awards as of December 31, 2018.

EXECUTIVE OFFICER COMPENSATION
Biographical Information of our Executive Officers
Below is a list of names, ages and a brief account of the business experience of our executive officers:

Name	Age	Position
John Stinebaugh	52	Chief Executive Officer
Michael Tebbutt	41	Chief Financial Officer
Valerie Hannah	52	Chief Operating Officer
William Fyfe	37	General Counsel and Secretary
John Stinebaugh, Chief Executive Officer
Mr. Stinebaugh has served as the Chief Executive Officer of the TerraForm Power since October 2017 and brings over 20 years of infrastructure and power expertise to the Company. Mr. Stinebaugh has also been a Managing Partner with Brookfield since 2005. During his time with Brookfield, he has held a number of senior roles responsible for sourcing investment opportunities and overseeing operations including oversight of Brookfield’s infrastructure debt business. Mr. Stinebaugh previously served as Chief Operating Officer and Chief Financial Officer of Brookfield Property Group and as Chief Financial Officer and Head of North America for Brookfield Infrastructure Group. Prior to joining Brookfield, Mr. Stinebaugh worked at Credit Suisse Securities in the energy group with responsibility for mergers and acquisitions and leveraged financings. He graduated with honors with a degree in economics from Harvard University.
Michael Tebbutt, Chief Financial Officer
Mr. Tebbutt has served as the Chief Financial Officer of TerraForm Power since November 2018. Mr. Tebbutt first joined Brookfield in 2011, where he held a series of senior finance positions, most recently as Chief Financial Officer at Brookfield Properties in its U.S. retail business from April 2017 until November 2018. Previously, he served as Chief Financial Officer at Brookfield Infrastructure Asia Pacific’s operations from 2014 to 2017. Prior to joining Brookfield, Mr. Tebbutt worked for the accounting firm PricewaterhouseCoopers in Sydney and New York. Mr. Tebbutt holds a Bachelor degree in Business from the University of Technology, Sydney and is a Chartered Accountant.
Valerie Hannah, Chief Operating Officer
Ms. Hannah has served as the Chief Operating Officer of TerraForm Power since October 2017 and is responsible for all operations, power marketing and regulatory affairs of the Company. She also oversees human resources and information technology. Ms. Hannah joined Brookfield in 2012 and brings deep operating expertise to her role having held a number of leadership positions at Brookfield Renewable, where she helped the company achieve a track record of driving value through growth initiatives, increasing cash flows and mitigating risks. Prior to her current role, Ms. Hannah served as Senior Vice President, Acquisitions & Integrations at Brookfield Renewable. She also previously served as the Chief Financial Officer, North America at Brookfield Renewable, where she was responsible for all capital markets activities including accounting, financial reporting, treasury, and taxation in North America. Ms. Hannah holds a Graduate Diploma from McGill University (Quebec, Canada) and is a Chartered Accountant.
William Fyfe, General Counsel and Secretary
Mr. Fyfe is a Vice President of Brookfield and has served as the General Counsel and Secretary of TerraForm Power since August 2018.  In that capacity, he has overall responsibility for the legal function of the Company, which includes overseeing all corporate governance, public company, and transaction execution matters.  Since joining Brookfield in 2014, Mr. Fyfe has held a number of positions in Brookfield’s renewable power business.  Prior to joining Brookfield, Mr. Fyfe worked at leading law firms in New York, London and Toronto, where he focused on the renewable energy sector.  Mr. Fyfe holds an LL.B and B.C.L. from McGill University.
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides an overview of the compensation that applied to our “named executive officers” for the 2018 fiscal year, which consisted of the following individuals:

•	John Stinebaugh, Chief Executive Officer;

•	Michael Tebbutt, Chief Financial Officer;

•	Valerie Hannah, Chief Operating Officer;

•	William Fyfe, General Counsel and Secretary;

•	Matthew Berger, Former Chief Financial Officer; and

•	Andrea Rocheleau, Former General Counsel and Secretary.
Brookfield employs Messrs. Stinebaugh, Tebbutt and Fyfe, and employed Mr. Berger and Ms. Rocheleau during their respective service as our Chief Financial Officer and General Counsel. Brookfield directly set and paid the compensation for each of these individuals in respect of the 2018 fiscal year.  Brookfield also employed Ms. Hannah until April 2018, at which point she became an employee of the Company. Ms. Hannah’s compensation was determined and paid by Brookfield in the same manner as applied to our other named executive officers until April 2018, at which point she became an employee of the Company and began receiving compensation that was determined and paid by the Company.  The services performed by our named executive officers that are employees of Brookfield are included in the base management fee we pay to Brookfield under the Brookfield MSA (as defined and described further in “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS”). No other expenses are incurred by the Company for these services and the Company is not able to segregate the portion of the base management fee attributable solely to compensation of our named executive officers that are employees of Brookfield.  As a result, this Compensation Discussion and Analysis only includes Ms. Hannah’s compensation for the period of the 2018 fiscal year after April 2018.
Effective April 2018, Ms. Hannah was offered a base salary of $360,000 from the Company, which we believe is in line with her skills, experiences and job opportunities available to her outside of the Company. Ms. Hannah was also eligible for an equity award in the form of restricted stock units, based on a percentage of her base salary.
On May 23, 2018, the Company held its annual meeting of stockholders for 2018 (the “2018 Annual Meeting”). At the 2018 Annual Meeting, the Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers pursuant to our say-on-pay vote proposal and recommended, by non-binding advisory vote, that future say-on-pay votes be held every year. While the Company did not make any changes to our compensation program as a result of the say-on-pay vote at the 2018 Annual Meeting, the Board will continue to review and consider the results of say-on-pay votes when evaluating future compensation of our named executive officers to the extent it is determined by the Company and will conduct future say-on-pay votes on an annual basis at the Company’s annual meetings of stockholders.
Summary of Executive Compensation
Summary Compensation Table
The following table presents summary information concerning the compensation that was paid to Ms. Hannah during the portion of the 2018 fiscal year that she was employed by the Company.

Name and Principal Position	Salary(1)	Bonus(2)	Total
Valerie Hannah, Chief Operating Officer	$249,231	$407,000	$656,231
———

(1)
Ms. Hannah was a Brookfield employee until April 2018, at which point she became an employee of the Company. Ms. Hannah’s compensation was initially set by Brookfield, and the Company did not incur any direct expense for her services as Chief Operating Officer until April 2018. This amount represents the prorated compensation paid by the Company to Ms. Hannah for her services as Chief Operating Officer beginning April 2018 until December 31, 2018.

(2)	Includes a relocation bonus of $90,000 paid to Ms. Hannah upon joining the Company in April 2018.

Potential Payment Upon Termination or Change in Control
Because Messrs. Stinebaugh, Tebbutt and Fyfe are not employees of the Company, they are not eligible for any payments or benefits from the Company upon termination or change in control occurring on December 31, 2018. While Ms. Hannah was employed by the Company as of December 31, 2018, she also was not entitled to any payments by the Company upon a termination her employment or change in control occurring on December 31, 2018. Neither Mr. Berger nor Ms. Rocheleau received any payments or benefits from the Company in respect of their respective resignations as our Chief Financial Officer and General Counsel in 2018.

Pay Ratio Disclosure
As a result of the recently adopted rules under the Dodd-Frank Act, the SEC requires disclosure of the CEO to median employee pay ratio. To determine our median employee, we prepared a list of all employees of the Company as of December 31, 2018 and calculated total cash compensation of our median employee for the 2018 fiscal year based on payroll data. As of December 31, 2018, we had 177 employees. For purposes of this list, total cash compensation included salary, bonus and the value of RSUs that vested in 2018. Wages and salaries were annualized for permanent employees that were not employed for the full year of 2018. The total compensation of our median employee in respect of the 2018 fiscal year was $147,077. As described above, our CEO, Mr. Stinebaugh is employed by Brookfield. Mr. Stinebaugh provides services to the Company under the Brookfield MSA and does not receive any direct compensation from the Company for his services as our CEO. As such, a ratio of the total compensation of our CEO to our median employee’s total compensation would not be meaningful and is not presented.

REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS

Our Board has determined that our Governance Committee may be treated as the Company’s ‘compensation committee’ for disclosure purposes with respect to the year ended December 31, 2018.
The Governance Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Governance Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.
THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Harry Goldgut, Chair
Christian S. Fong
Mark McFarland

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth certain information known to us regarding beneficial ownership of our voting securities as of April 15, 2019 by:

•	each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•	each of our directors;

•	each of our named executive officers; and

•	all executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote below, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13D or 13G or other reports filed with the SEC.
This table lists applicable percentage ownership based on 209,141,720 shares of our Class A common stock, in each case outstanding as of April 15, 2019. Shares issuable upon exercise of options to purchase shares of our Common Stock that are exercisable within 60 days of April 15, 2019, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.
Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o TerraForm Power, Inc., 200 Liberty Street, 14th Floor, New York, New York 10281.

	Class A Common Stock Number of Shares	Percent of Class
Beneficial Owner:
Brookfield Asset Management Inc.(1)	136,650,152	65.3%

Directors and Named Executive Officers:
John Stinebaugh	8,100	*
Michael Tebbutt	—	*
Valerie Hannah	19,228	*
William Fyfe	—	*
Brian Lawson	—	*
Carolyn Burke	—	*
Christian S. Fong	8,017	*
Harry Goldgut	—	*
Richard Legault	—	*
Mark McFarland	—	*
Sachin Shah	—	*
Bruce Williamson	—	*
Andrea Rocheleau	—	*
Matthew Berger	—	*
Directors and Executive Officers as a group (14 persons)	35,345	*
————
* Less than one percent

(1)
As set forth in (i) the Schedule 13D/A filed with the SEC on June 29, 2018, according to which Brookfield Asset Management Inc., Partners Limited, Brookfield BRP Holdings (Canada) Inc., BBHC Orion Holdco L.P., Brookfield Asset Management Private Institutional Capital Adviser (Canada), L.P., Brookfield Infrastructure Fund III GP LLC, Orion US GP LLC and Orion US Holdings 1 LP (collectively, the "Brookfield Group") share voting and dispositive power over 136,570,068 shares of Class A common stock; and (ii) the Form 4 filed with the SEC on August 7, 2018, according to which the Brookfield Group share voting and dispositive power over 80,084 shares of Class A common stock. The address for each member of the Brookfield Group is 181 Bay Street, Suite 300, Brookfield Place, Toronto, Ontario M5J 2T3, Canada.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth information with respect to all of our equity compensation plans as of December 31, 2018:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)(1)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	103,300	$11.15	3,822,821(3)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	103,300	—	3,822,821
———

(1)	Number of shares is subject to adjustment for changes in capitalization for stock splits, stock dividends and similar events.

(2)	Weighted average exercise price of outstanding options; excludes restricted stock units and performance-based restricted stock units.

(3)	These shares are currently issuable under the TerraForm Power, Inc. 2018 Third Amended and Restated Long-Term Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
As provided by our Conflicts Committee Charter, our Conflicts Committee, composed entirely of independent directors, is responsible for reviewing material transactions and all matters in which a conflict of interest exists between the Company and any affiliated parties, on the one hand, and Brookfield and certain of its affiliates, on the other hand. The members of our Conflicts Committee determine whether to approve a related party transaction in the exercise of their fiduciary duties as directors.
Related Parties
Prior to the consummation of the merger and sponsorship transaction with affiliates of Brookfield on October 16, 2017 (the “Merger”), TerraForm Power was a controlled affiliate of SunEdison, Inc. (“SunEdison”). As a result of the consummation of the Merger on October 16, 2017, a change of control of TerraForm Power occurred, and, as a result, Orion Holdings, which is an affiliate of Brookfield, held 51% of the voting securities of TerraForm Power. As a result of the Merger closing, TerraForm Power is no longer a controlled affiliate of SunEdison, Inc. and is now a controlled affiliate of Brookfield. On June 11, 2018, Orion Holdings and BBHC Orion entered into a Class A Common Stock Purchase Agreement pursuant to which Orion Holdings and BBHC Orion collectively purchased in a private placement a total of 60,975,609 shares of TerraForm Power’s Class A common stock. As a result of this private placement, affiliates of Brookfield now hold approximately 65% of TerraForm Power’s Class A common stock.
Brookfield Sponsorship Transactions
Pursuant to the merger and sponsorship transaction agreement (the "Merger Agreement"), at or prior to the effective time of the Merger, the Company and Brookfield and certain of its affiliates entered into a suite of agreements providing for sponsorship arrangements, as are more fully described below.
Brookfield Master Services Agreement
In connection with the consummation of the Merger, the Company entered into a master services agreement (the “Brookfield MSA”) with Brookfield and certain affiliates of Brookfield (collectively, the “MSA Providers”) pursuant to which the MSA Providers provide certain management and administrative services to the Company, including the provision of strategic and investment management services. As consideration for the services provided or arranged for by Brookfield pursuant to the Brookfield MSA, the Company pays a base management fee on a quarterly basis that is paid in arrears and calculated as follows:

•
for each of the first four quarters following the closing date of the Merger, a fixed component of $2.5 million per quarter (subject to proration for the quarter including the closing date of the Merger) plus 0.3125% of the market capitalization value increase for such quarter;

•	for each of the next four quarters, a fixed component of $3.0 million per quarter, adjusted annually for inflation, plus 0.3125% of the market capitalization value increase for such quarter; and

•	thereafter, a fixed component of $3.75 million per quarter, adjusted annually for inflation, plus 0.3125% of the market capitalization value increase for such quarter.
For purposes of calculating the quarterly payment of the base management fee, the term market capitalization value increase means, for any quarter, the increase in value of the Company’s market capitalization for such quarter, calculated by multiplying the number of outstanding shares of Class A common stock as of the last trading day of such quarter by the difference between (x) the volume-weighted average trading price of a share of Class A common stock for the trading days in such quarter and (y) $9.52. If the difference between (x) and (y) in the market capitalization value increase calculation for a quarter is a negative number, then the market capitalization value increase is deemed to be zero.
Pursuant to the Brookfield MSA, the Company recorded a $14.6 million charge within general and administrative expenses - affiliate in the consolidated statements of operations for the year ended December 31, 2018. The balance payable under the Brookfield MSA was $4.2 million in the consolidated balance sheets as of December 31, 2018.

Sponsor Line Agreement
On October 16, 2017, TerraForm Power entered into a credit agreement (the “Sponsor Line”) with Brookfield and one of its affiliates. The Sponsor Line establishes a $500.0 million secured revolving credit facility and provides for the lenders to commit to make LIBOR loans to the Company during a period not to exceed three years from the effective date of the Sponsor Line (subject to acceleration for certain specified events). The Company may only use the revolving Sponsor Line credit facility to fund all or a portion of certain funded acquisitions or growth capital expenditures. The Sponsor Line will terminate, and all obligations thereunder will become payable, no later than October 16, 2022.
Borrowings under the Sponsor Line bear interest at a rate per annum equal to a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, in each case plus 3.00% per annum. In addition to paying interest on outstanding principal under the Sponsor Line, the Company is required to pay a standby fee of 0.50% per annum in respect of the unutilized commitments thereunder, payable quarterly in arrears. As a consideration for entering into the Sponsor Line credit facility, the Company paid Brookfield an upfront fee of $5.0 million representing 1% of the credit facility amount during the year ended December 31, 2017, which is recorded within other assets in the consolidated balance sheets.
The Company is permitted to voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans under the Sponsor Line at any time without premium or penalty, other than customary “breakage” costs. TerraForm Power’s obligations under the Sponsor Line are secured by first-priority security interests in substantially all assets of TerraForm Power, including 100% of the capital stock of TerraForm Power, LLC (“Terra LLC), in each case subject to certain exclusions set forth in the credit documentation governing the Sponsor Line.
During the year ended December 31, 2018, the Company made two draws on the Sponsor Line totaling $86 million that were used to fund the acquisition of Saeta S.A. (“Saeta”) and repaid such amounts. As of December 31, 2018, there were no amounts drawn under the Sponsor Line. Total interest expense incurred on the Sponsor Line for the year ended December 31, 2018 amounted to $5.2 million.
Relationship Agreement
In connection with the consummation of the Merger, the Company entered into a relationship agreement (the “Relationship Agreement”) with Brookfield, which governs certain aspects of the relationship between Brookfield and the Company. Pursuant to the Relationship Agreement, Brookfield agrees that the Company will serve as the primary vehicle through which Brookfield and certain of its affiliates will own operating wind and solar assets in North America and Western Europe and that Brookfield will provide, subject to certain terms and conditions, the Company with a right of first offer on certain operating wind and solar assets that are located in such countries and developed by persons sponsored by or under the control of Brookfield. The rights of the Company under the Relationship Agreement are subject to certain exceptions and consent rights set out therein.
Governance Agreement
In connection with the consummation of the Merger, the Company entered into a governance agreement (the “Governance Agreement”) with Orion Holdings and any controlled affiliate of Brookfield (other than the Company and its controlled affiliates) that by the terms of the Governance Agreement from time to time becomes a party thereto. The Governance Agreement establishes certain rights and obligations of the Company and controlled affiliates of Brookfield that own voting securities of the Company relating to the governance of the Company and the relationship between such affiliates of Brookfield and the Company and its controlled affiliates. On June 11, 2018, Orion Holdings, Brookfield BRP Holdings (Canada) Inc. and the Company entered into a Joinder Agreement pursuant to which Brookfield BRP Holdings (Canada) Inc. became a party to the Governance Agreement. On June 29, 2018, a second Joinder Agreement was entered into among Orion Holdings, Brookfield BRP Holdings (Canada) Inc., BBHC Orion and the Company pursuant to which BBHC Orion became a party to the Governance Agreement.
Registration Rights Agreement
The Company also entered into a registration rights agreement (the “Registration Rights Agreement”) on October 16, 2017 with Orion Holdings. The Registration Rights Agreement governs the rights and obligations of the Company, on the one hand, and Brookfield and its affiliates, on the other hand, with respect to the registration for resale of all or a part of the Class A shares held by Brookfield or any of its affiliates that become party to the Registration Rights Agreement. On June 11, 2018, Orion Holdings, Brookfield BRP Holdings (Canada) Inc. and the Company entered into a Joinder Agreement pursuant to which Brookfield BRP Holdings (Canada) Inc. became a party to the Registration Rights Agreement. On June 29, 2018, a second

Joinder Agreement was entered into among Orion Holdings, Brookfield BRP Holdings (Canada) Inc., BBHC Orion and the Company pursuant to which BBHC Orion became a party to the Registration Rights Agreement.
Amended and Restated Terra LLC Agreement
As discussed above, SunEdison transferred all of the outstanding incentive distributions rights (“IDRs”) of Terra LLC held by SunEdison or certain of its affiliates to BRE Delaware, Inc. (the “Brookfield IDR Holder”) at the effective time of the Merger, and the Company and Brookfield IDR Holder entered into an amended and restated limited liability company agreement of Terra LLC (as amended from time to time, the “New Terra LLC Agreement”). The New Terra LLC Agreement, among other things, reset the IDR thresholds of Terra LLC to establish a first distribution threshold of $0.93 per share of Class A common stock and a second distribution threshold of $1.05 per share of Class A common stock. As a result of the New Terra LLC Agreement, amounts distributed from Terra LLC are distributed on a quarterly basis as follows:

•	first, to the Company in an amount equal to the Company’s outlays and expenses for such quarter;

•
second, to holders of Class A units, until an amount has been distributed to such holders of Class A units that would result, after taking account of all taxes payable by the Company in respect of the taxable income attributable to such distribution, in a distribution to holders of shares of Class A common stock of $0.93 per share (subject to adjustment for distributions, combinations or subdivisions of shares of Class A common stock) if such amount were distributed to all holders of shares of Class A common stock;

•
third, 15% to the holders of the IDRs and 85% to the holders of Class A units until a further amount has been distributed to holders of Class A units in such quarter that would result, after taking account of all taxes payable by the Company in respect of the taxable income attributable to such distribution, in a distribution to holders of shares of Class A common stock of an additional $0.12 per share (subject to adjustment for distributions, combinations or subdivisions of shares of Class A common stock) if such amount were distributed to all holders of shares of Class A common stock; and

•	thereafter, 75% to holders of Class A units and 25% to holders of the IDRs.
The Company made no IDR payments during the year ended December 31, 2018.
Other Brookfield Transactions and Agreements
Acquisition of Saeta
On June 11, 2018, pursuant to a support agreement between Brookfield and the Company, the Company and certain affiliates of Brookfield entered into a Class A Common Stock Purchase Agreement pursuant to which affiliates of Brookfield collectively purchased in a private placement a total of 60,975,609 shares of TerraForm Power’s Class A common stock for a price per share of $10.66, representing total consideration of approximately $650.0 million. As a result of this private placement, affiliates of Brookfield now hold approximately 65% of TerraForm Power’s Class A common stock.
In connection with a bank guarantee issued in support of the Saeta acquisition, Brookfield provided credit support to the Company, and the Company agreed to pay a fee to Brookfield equal to 50% of the savings realized by the Company as a result of Brookfield’s provision of credit support, which amounted to $2.9 million and was paid in the second quarter of 2018.
During the year ended December 31, 2018, the Company paid an affiliate of Brookfield $4.0 million for services and fees paid on behalf of the Company by affiliates of Brookfield in relation to the acquisition of Saeta. These costs primarily represent investment banker advisory fees and professional fees for legal and accounting services.
New York Office Lease & Co-tenancy Agreement
In May 2018 and in connection with the relocation of the Company’s corporate headquarters to New York City, the Company entered into a lease for office space and related co-tenancy agreement with affiliates of Brookfield for a ten-year term. The Company recorded $0.8 million of charges within general and administrative expenses - affiliate in the consolidated statements of operations during the year ended December 31, 2018.
Recovery of Short-swing Profit Claim
During the year ended December 31, 2018, the Company received $3.7 million from Brookfield and certain of its affiliates for the settlement of claims relating to certain transactions under Section 16(b) of the Exchange Act. The Company recognized the net proceeds of $3.0 million as a capital contribution from a stockholder and recorded it as an increase to additional paid-in capital, which is reflected within the other line in the consolidated statements of stockholders’ equity for the year ended December 31, 2018.
Commodity Contracts
During the year ended December 31, 2018, the Company entered into agreements with an affiliate of Brookfield regarding the financial swap of certain commodity contracts. These agreements were entered on a purely flow-through, cost-reimbursement basis, and did not result in any fees or other amounts payable by the Company to any Brookfield affiliate. As of December 31, 2018, a total of $1.2 million was paid pursuant to these agreements on a cost-reimbursement basis by the Company to the Brookfield counterparty.
Chamblee Class Action Settlement
On August 3, 2018, pursuant to the Merger Agreement, the Company issued 80,084 shares of Class A common stock to Orion Holdings in connection with the net losses incurred as a result of the final resolution of a securities class action under federal securities laws (the “Chamblee Class Action”).
Due from affiliate
The $0.2 million due from affiliate amount reported in the consolidated balance sheets as of December 31, 2018 represents a receivable from TerraForm Global, as a result of payments made by the Company on its behalf regarding rent for its shared former corporate headquarters, compensation for certain employees that provided services to both companies and certain information technology services, of which a net $4.8 million was received during the year ended December 31, 2018. There was no right of set-off with respect to these receivables from TerraForm Global and the payables to the other Brookfield affiliates described herein, and thus these amounts were separately reported in due from affiliate in the consolidated balance sheets.
Due to affiliates
The $7.0 million due to affiliates amount reported in the consolidated balance sheets as of December 31, 2018, primarily represents payables to affiliates of Brookfield of $4.2 million for the Brookfield MSA quarterly base management fee for the fourth quarter of 2018 and $2.8 million for leasehold improvements, rent, office charges and other services associated with the transition to the Company’s new corporate headquarters during 2018.
In connection with a bank guarantee issued in support of the Saeta acquisition, Brookfield provided credit support to the Company, and the Company agreed to pay a fee to Brookfield an amount equal to 50% of the savings realized by the Company as a result of Brookfield’s provision of credit support, which amounted to $2.9 million and was paid in the second quarter of 2018.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit and Non-Audit Fees
The following table represents the aggregate fees billed or to be billed to us for the fiscal year ended December 31, 2018 by Ernst & Young LLP, our principal independent registered public accounting firm for the year ended December 31, 2018, and for the fiscal year ended December 31, 2017 by KPMG LLP, our principal independent registered public accounting firm for the year ended December 31, 2017.

	Year Ended December 31,
(in thousands)	2018	2017
Audit fees(1)	$8,042	$8,287
Audit-related fees	—	—
Tax fees(2)	714	245
All other fees	—	—
Total	8,756	8,532
———

(1)
Audit fees represent the fees and out-of-pocket expenses for the audit of our annual consolidated financial statements included in our Annual Reports on Form 10-K and the review of the quarterly consolidated condensed financial financial included in our Quarterly Reports on on Form 10-Q, the fees for the issuance of comfort letter and consents and the statutory audits of certain subsidiaries of the Company.

(2)	Tax fees include the fees for partnership and international tax compliance services.

All fees described above were approved by our Audit Committee.

Engagement of Ernst & Young LLP as Principal Accountants of the Company.
On March 13, 2018, KPMG LLP was dismissed and Ernst & Young LLP was engaged as principal accountants of the Company. Please see the section titled “PROPOSAL 2 RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019” below for additional information.
Pre-Approval Policies and Procedures
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by Ernst & Young LLP, our independent registered public accounting firm. The Audit Committee pre-approves specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of Ernst & Young LLP or on an individual case-by-case basis before Ernst & Young LLP is engaged to provide a service. The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed and discussed with our management our audited consolidated financial statements for the fiscal year ended December 31, 2018.
The Audit Committee has discussed with representatives of Ernst & Young LLP the matters required to be discussed with them under the applicable provisions of the Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard 1301 (Communications with Audit Committees).
The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and the Audit Committee has discussed the independence of Ernst & Young LLP with that firm.
Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC.
Submitted by:
Christian S. Fong, Chair
Mark McFarland
Carolyn Burke

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of TerraForm Power under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board currently consists of seven directors, each of whom shall hold office for a term of one year or until his or her successor is duly elected and qualified. Each director will be elected by an affirmative vote of the majority of votes cast in the election of directors at the Annual Meeting, either in person or represented by properly authorized proxy; provided that, if the number of director nominees at the Annual Meeting exceeds the number of directors to be elected, then each director shall be elected by a plurality of the votes cast. This means that the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” such nominee. However, if there are more than seven nominees at the Annual Meeting, the seven nominees who receive the largest number of “FOR” votes cast will be elected as directors. Stockholders cannot cumulate votes in the election of directors. Pursuant to our Certificate of Incorporation, abstentions and broker non-votes are not counted as votes cast and therefore will have no effect on this proposal.
As of the Record Date, the Sponsor Group held approximately 65% of the shares of our Class A common stock. With respect to the stockholder election of our three independent directors (Ms. Burke and Messrs. Fong and McFarland), the Sponsor Group is required by our Certificate of Incorporation to vote (or abstain from voting) its shares of Class A common stock in the same proportion as all other shares of Class A common stock that are voted (or abstained from voting) by the Non-Sponsor Shareholders at the Annual Meeting. This means that, with respect to the election of Ms. Burke and Messrs. Fong and McFarland, the number of votes by the Non-Sponsor Shareholders “FOR” must exceed the number of votes “AGAINST” each of Ms. Burke and Messrs. Fong and McFarland by the Non-Sponsor Shareholders. However, if there are more than three independent director nominees at the Annual Meeting, the three independent nominees who receive the largest number of “FOR” votes cast by the Non-Sponsor Shareholders will be elected as directors.
Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. However, if you are the beneficial owner of the shares, which means that your shares are held by a brokerage firm, bank, dealer, or other similar organization as your nominee, your shares will not be voted for the election of directors unless you have provided voting instructions to your nominee. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our current Board, if any. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.
Nominees for Directors

Name	Position
Brian Lawson	Chair
Carolyn Burke	Independent Director
Christian S. Fong	Independent Director; Audit Committee Chair
Harry Goldgut	Director; Governance Committee Chair
Richard Legault	Director
Mark McFarland	Independent Director; Conflicts Committee Chair
Sachin Shah	Director
We have determined that each of these director nominees possesses the requisite communication skills, personal integrity, business judgment, ability to make independent analytical inquiries, and willingness to devote adequate time and effort necessary to serve as an effective member of our Board. Other specific experiences, qualifications, attributes or skills of nominees that contributed to our conclusion that the nominees should serve as directors are noted above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTORS: BRIAN LAWSON, CAROLYN BURKE, CHRISTIAN S. FONG, HARRY GOLDGUT, RICHARD LEGAULT, MARK MCFARLAND AND SACHIN SHAH.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
THE FISCAL YEAR ENDING DECEMBER 31, 2019

On March 13, 2018, Ernst & Young LLP was engaged and KPMG LLP was dismissed as principal accountants of the Company. The Audit Committee approved the dismissal of KPMG LLP as the Company’s independent registered public accounting firm. KPMG LLP has been the independent registered public accounting firm for the Company since its initial public offering in July of 2014.
During the two fiscal years ended December 31, 2017, and the subsequent interim period through March 13, 2018, there were no (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events, except that the reports of KPMG on the effectiveness of internal control over financial reporting of the Company as of December 31, 2017 and 2016 identified material weaknesses in internal control over financial reporting. See Exhibits 16.1 and 16.2 to the Company’s Current Report on Form 8-K dated March 19, 2018 for a copy of KPMG’s reports on the effectiveness of internal control over financial reporting of the Company as of December 31, 2016 and 2017, respectively.
The audit reports of KPMG on the consolidated financial statements of TerraForm Power, Inc. and subsidiaries as of and for the years ended December 31, 2017 and 2016, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report on the consolidated financial statements of TerraForm Power, Inc. and subsidiaries as of and for the year ended December 31, 2016, contained a separate paragraph stating that “The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, SunEdison, Inc. (the Company’s sponsor) and certain of its affiliates filed for bankruptcy on April 21, 2016. The risk of substantive consolidation of the Company with SunEdison, Inc. and inclusion in the SunEdison, Inc. bankruptcy, as well as existing covenant defaults and risks of future covenant defaults under a number of the Company’s financing arrangements also discussed in Note 1, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.” The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2017 and 2016 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s reports indicate that the Company did not maintain effective internal control over financial reporting as of December 31, 2017 and 2016 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contain an explanatory paragraph indicating the material weaknesses identified (as described above).
The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and the Board has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority in the voting power of shares present in person or represented by proxy at the meeting and entitled to vote at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Abstentions will have the same effect as a vote “AGAINST” and broker non-votes will have no effect on the ratification of the appointment of our independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

PROPOSAL 3
NON-BINDING ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with Section 14A of the Exchange Act and the SEC’s rules thereunder, the Board is asking stockholders to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the Summary Compensation Table and the accompanying narrative disclosures. This vote is not intended to address any specific item of compensation, but rather the overall compensation we paid to our named executive officers and the philosophy, policies and practices described in this proxy statement.
The Board urges stockholders to review the Compensation Discussion and Analysis, the Summary Compensation Table and the accompanying narrative disclosures included in this Proxy Statement.
A vote on this resolution, commonly referred to as a Say-on-Pay resolution, is not binding on the Board, the Governance Committee or the Company. Although the vote is advisory in nature and non-binding, the Board and the Governance Committee will review and consider the voting results on this proposal when evaluating future compensation of our named executive officers to the extent that compensation is determined by the Board or the Governance Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NON-BINDING ADVISORY APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

ADDITIONAL INFORMATION
Stockholder Proposals and Nominations
Requirements for Stockholder Proposals to be Considered for Inclusion in Proxy Materials for Next Year’s Annual Meeting
Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2020 annual meeting of stockholders must be received no later than January 3, 2020 or such other date as the Company may announce as a reasonable time before the Company begins to print and send its proxy materials for the 2020 annual meeting of stockholders in the event that the anniversary of the 2020 annual meeting is changed by more than thirty days from the date of the 2019 Annual Meeting. In addition, all proposals will need to comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to or mailed and received by the Secretary at our principal executive offices, at TerraForm Power, Inc., 200 Liberty Street, 14th Floor, New York, New York 10281.
Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting
Notice of any director nomination or other proposal that you intend to present at the 2020 annual meeting of stockholders, but do not intend to have included in the Company’s proxy materials relating to the 2020 annual meeting of stockholders, must be delivered to or mailed and received by the Secretary at our principal executive offices at TerraForm Power, Inc., 200 Liberty Street, 14th Floor, New York, New York 10281 not earlier than the close of business on January 24, 2020 and not later than the close of business on February 23, 2020. In addition, your notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that you intend to present at the 2020 annual meeting of stockholders. Copies of the provisions of our bylaws applicable to stockholder nominations and proposals will be forwarded to any stockholder upon written request.
Householding of Proxy Materials
Certain stockholders who share an address are being delivered only one copy of this Notice of Annual Meeting and Proxy Statement and the Annual Report unless we or one of our mailing agents have received contrary instructions.
Upon the written or oral request of a stockholder at a shared address to which a single copy of this Notice of Annual Meeting and Proxy Statement and the Annual Report was delivered, we will promptly deliver a separate copy of such document to the requesting stockholder. Written requests should be made to TerraForm Power, Inc., Investor Relations, 200 Liberty Street, 14th Floor, New York, New York 10281 and oral requests may be made by calling us at (646) 992-2400.
Stockholders sharing an address who are receiving multiple copies of this Notice of Annual Meeting and Proxy Statement and the Annual Report may request delivery of a single copy of such documents by writing to us at the address above or calling us at the telephone number above.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 23, 2019

The Proxy Statement and the Annual Report are available on our website at www.terraformpower.com.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

By: /s/ William Fyfe
Name: William Fyfe
Title: General Counsel and Secretary

TERRAFORM POWER

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E78166-P25072

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

TERRAFORM POWER, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Brian Lawson
02) Carolyn Burke
03) Christian S. Fong
04) Harry Goldgut
05) Richard Legault
06) Mark McFarland
07) Sachin Shah

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E78167-P25072

TERRAFORM POWER, INC.
Annual Meeting of Stockholders
May 23, 2019, 3:30 P.M.
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) John Stinebaugh, Michael Tebbutt, Valerie Hannah and William Fyfe, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TERRAFORM POWER, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 3:30 P.M., Eastern Time, on May 23, 2019, at www.virtualshareholdermeeting.com/TERP19, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side